UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2013

FairPoint Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street,
Suite 500,
Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (704) 344-8150

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On January 22, 2013, FairPoint Communications, Inc. (the “Company”) entered into employment agreements (each an “Employment Agreement” and collectively, the “Employment Agreements”) with each of (i) Ajay Sabherwal, the Company's Executive Vice President and Chief Financial Officer, (ii) Shirley J. Linn, the Company's Executive Vice President, General Counsel and Secretary, and (iii) Peter G. Nixon, the Company's Executive Vice President, External Affairs and Operational Support (each an “Executive” and collectively, the “Executives”). The Employment Agreements replace the change in control and severance agreements that the Company entered into with Mr. Sabherwal, Ms. Linn and Mr. Nixon on July 19, 2010, March 14, 2007 and March 14, 2007, respectively. In connection with the entry into the Employment Agreements and pursuant to the Company's 2010 Long Term Incentive Plan (the “LTIP”), the Company granted (i) 2,000 restricted shares of the Company's common stock, par value $0.01 per share, to each Executive and (ii) 5,500, 2,000 and 3,000 stock options to Mr. Sabherwal, Ms. Linn and Mr. Nixon, respectively, all of which vested immediately.

Pursuant to the Employment Agreements, the Executives will serve in the respective above-referenced positions (with such title subject to change from time to time as determined by the board of directors of the Company together with such other position or positions consistent with the Executive's title as the Chief Executive Officer of the Company shall specify from time to time) with the Company for a three-year period commencing on January 22, 2013, subject to earlier termination or extension as set forth in the Employment Agreements. Following such three-year period of employment (or the applicable extension term, if any), the Executive shall continue on an at will basis until such time as the Company provides a written notice of termination in accordance with the terms of his or her Employment Agreement.

Pursuant to the respective Employment Agreements, Mr. Sabherwal, Ms. Linn and Mr. Nixon will receive an annual base salary of not less than $380,000, $310,000 and $325,000, respectively. The Executives are eligible to participate in the Company's annual incentive plan and are eligible to earn a performance-based bonus thereunder. The Executives are also eligible to participate in the benefit and other plans made available generally to the Company's other senior executives, including but not limited to the LTIP. Upon the occurrence of a change of control (as defined in the Employment Agreements), all of the Executives' unvested benefits under the LTIP are accelerated and vest in full. In addition, pursuant to the Employment Agreements, the Company will indemnify the Executives and hold harmless the Executives in connection with the defense of any lawsuit or other claim to which he or she is made a party by reason of being an officer or employee of the Company, to the fullest extent permitted by Delaware law, subject to certain provisions set forth in the Employment Agreements.

Under each Employment Agreement, either party may terminate the Executive's employment at any time. In the event (i) the Company terminates an Executive's employment without cause (as defined in the Employment Agreements) prior to the expiration of the initial three-year employment period, (ii) the Company delivers a termination notice to an Executive in accordance with the provisions of his or her Employment Agreement prior to the expiration of the initial three-year employment period, or (iii) an Executive resigns his or her employment for good reason (as defined in the Employment Agreements), such Executive will receive: (x) any accrued but unpaid base salary through the date of termination of such Executive's employment and annual incentive plan bonus (in respect of any completed fiscal year that has ended prior to the date of the termination of such Executive's employment), any unpaid or unreimbursed expenses, any benefits to be provided under the Company's employee benefit plans upon a termination of employment and any amounts payable under the LTIP; and (y) an amount equal to the sum of (A) two times the amount of such Executive's then-current base salary, (B) two times the amount of his or her average annual incentive plan bonus for the immediately preceding two fiscal years where the average is determined by reference to the actual annual bonus paid to such Executive for the immediately two preceding fiscal years, subject to certain adjustments if such termination or resignation occurs within six months before or after a change in control, and (C) the cost of continued health and disability insurance coverage for such Executive and his or her covered dependents for a period of twenty-four months following such termination or resignation, as applicable. In the case of (iii) above, such Executive is also entitled to accelerated vesting of the next tranche of benefits payable under the LTIP. The Employment Agreements do not require the Company to provide any tax gross-up on the benefits paid under the Employment Agreement.

If the Company terminates an Executive's employment without cause or the Company delivers a termination notice to an Executive, in either case after the expiration of the initial three-year period of employment, such Executive is entitled to (i) any accrued but unpaid base salary through the date of the termination of such Executive's employment, (ii) any unpaid or unreimbursed expense reimbursements, (iii) any benefits to be provided under the Company's employee benefits plans (in accordance with such plans) and (iv) any amounts payable under the LTIP. However, if such termination occurs within six months of a change in control, such Executive shall also be entitled to any unpaid annual incentive plan bonus (in respect of any completed fiscal year that has ended prior to the date of the termination of such Executive's employment) and each of the payments and benefits described in clause (y) of the immediately preceding paragraph.

In the event that an Executive's employment is terminated due to death or disability, such Executive or his or her estate or his or her beneficiaries, as the case may be, shall be entitled to (i) any accrued but unpaid base salary through the date of the termination of such Executive's employment, (ii) any unpaid annual incentive plan bonus (in respect of any completed fiscal year that has ended prior to the date of the termination of such Executive's employment), (iii) any unpaid or unreimbursed expense reimbursements, (iv) any benefits to be provided under the Company's employee benefits plans (in accordance with such plans) and (v) any amounts payable under the LTIP.

In the event that an Executive's employment is terminated (i) by the Company with cause, (ii) by an Executive without good reason, or (iii) upon the delivery by an Executive to the Company of a termination notice pursuant to the terms of his or her employment agreement, such Executive shall be entitled to any accrued, but unpaid base salary through the date of termination of such Executive's employment, any unpaid or unreimbursed expenses, any benefits to be provided under the Company's employee benefit plans upon a termination of employment (in accordance with such plans) and any amounts payable under the LTIP.

An Executive's entitlement to payments and benefits under his or her Employment Agreement is subject to his or her compliance with a non-interference agreement with the Company, pursuant to which such Executive agrees to, among other things, certain non-competition and non-solicitation provisions for 12 months following his or her employment with the Company.

In addition, in the event that (i) an Executive's employment is terminated due to death or disability, (ii) the Company terminates an Executive's employment without cause, (iii) the Company delivers a termination notice prior to the expiration of an Executive's term of employment pursuant to the provisions of the Employment Agreement, or (iv) an Executive terminates her employment with good reason in accordance with his or her Employment Agreement, the payment of any amount or provision of any benefit in connection therewith is conditioned upon such Executive's execution and delivery to the Company of a general release of claims, subject to certain exceptions set forth in the Employment Agreements.

The foregoing descriptions of the Employment Agreements are qualified in their entirety by reference to the Employment Agreements, copies of which will be attached as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2012, which the Company intends to file prior to March 18, 2013.

Item 8.01	Other Events.

The Company will hold its annual meeting of shareholders on June 3, 2013.  The Company expects to commence distribution of its proxy materials for such annual meeting on or about April 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ Ajay Sabherwal
	Name:	Ajay Sabherwal
	Title:	Executive Vice President and Chief Financial Officer
Date: January 24, 2013